EX-99.23(m)(9)

                           JNL INVESTORS SERIES TRUST
                      DISTRIBUTION PLAN FOR CLASS A SHARES


     WHEREAS, JNL Investors Series Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust currently issues the series of shares of beneficial interest (the "Shares") in the Trust listed on Schedule A hereto, and as described in the prospectus(es) for the Funds (the "Funds") and each Fund represents a separate portfolio of investments of the Trust;

     WHEREAS, the Trust has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act, whereby a Fund may issue one or more classes of Shares, as shown on Schedule A hereto, and as described in the prospectus(es) for the Funds;

     WHEREAS, the Board of Trustees has determined that it is appropriate and desirable to use assets of Class A Shares of the Funds for Distribution and Service Fees to reimburse certain distribution expenses that are primarily intended to result in the sale of such Class A Shares of the Funds (the "Class A Shares"), as well as certain service expenses that are incurred for services and/or maintenance of shareholder accounts;

     WHEREAS, in furtherance of the purposes of this Distribution Plan (this "Plan") the Trust has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors, LLC (the "Distributor") pursuant to which the Distributor shall serve as distributor of the Class A Shares of the Funds; and

     WHEREAS, a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (the "Disinterested Trustees") and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Rule 12b-1 Trustees"), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under State law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the applicable Funds and their shareholders;

     NOW, THEREFORE, this Plan is adopted by the Trust on behalf of the Funds, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

1.   AUTHORIZED DISTRIBUTION AND SERVICE FEES.

(a) For purposes of Section 1 hereof, "Recipient" shall mean the Distributor, any broker or dealer, administrator, or other that (i) has rendered assistance (whether direct, administrative, or both) for the distribution of Class A Shares of a Fund or has provided services to and/or maintenance of Class A shareholder accounts; (ii) has furnished or will furnish the Distributor with such information as the Distributor has requested or may request to answer such questions as may arise concerning the sale or servicing of Class A Shares of a Fund; and (iii) has been selected by the Distributor to receive payments under this Plan. Notwithstanding the foregoing, a majority of the Rule 12b-1 Trustees may remove any distributor, broker or dealer, administrator, or other as a Recipient.

(b) With respect to distribution of Class A Shares, each Fund that issues Class A Shares shall reimburse the Distributor for distribution expenses incurred in promoting the sale of the Fund's Class A Shares. The types of distribution activities that may be reimbursed pursuant to Section 1 hereof, include, but are not limited to, the following:

     (i) Development, preparation, printing and mailing of the Class A Funds' prospectuses, statements of additional information ("SAIs") or supplements, sales literature, other promotional materials describing and/or relating to the Fund, and reports or communications which the Trust has prepared for distribution;

     (ii) Holding or participating in seminars and sales meetings for registered representatives designed to promote the distribution of Class A Shares;

     (iii) Other distribution-related expenses, including pro-rated portion of Distributor's overhead expenses attributable to the distribution of Class A Shares, as well as for additional distribution fees paid to securities dealers or their firms or others (including retirement plan recordkeepers) who have executed agreements with the Trust, Distributor or its affiliates, or for certain promotional distribution charges paid to broker-dealer firms or others, or for participation in certain distribution channels;

     (iv) Training sales personnel regarding sales of Class A Shares; and

     (v) Financing other activities that the Board of Trustees determines are primarily intended to result in the servicing or sale of Class A Shares.

(c) In addition to the distribution expenses discussed above, each Fund that issues Class A Shares shall reimburse the Distributor for expenses incurred for services to and/or maintenance of accounts of Class A shareholders. The types of service-related activities and expenses that may be reimbursed pursuant to Section 1 hereof, include, but are not limited to, the following:

     (i)  Responding  to  investor   inquiries  and  providing   investors  with
          information about their investments;

     (ii) Providing ongoing information and assistance;

     (iii) Servicing fees requested by broker-dealers or other financial intermediaries who sell Class A Shares of the Funds for additional service-related activities identified and fully described in the request;

     (iv) Other  services-related  expenses,   including  pro-rated  portion  of
          Distributor's overhead expenses attributable to the servicing of and maintenance of Class A shareholder accounts; and

     (v) Financing other activities that the Board of Trustees determines are primarily intended to result in the servicing of Class A Shares.

(d) Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and services expenses at a rate of up to the rates per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto, and as described in the prospectus(es) for the Funds. Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements. Such distribution and service expenses shall be calculated and accrued daily and paid within forty-five (45) days at the end of each month. In no event shall such payments to the Distributor exceed the Distributor's actual distribution and service expenses for that month. The Distributor shall use such payments to reimburse itself for providing distribution and shareholder services of the type contemplated herein and reviewed from time to time by the Board of Trustees, or for compensating Recipients for providing or assisting in providing such distribution and related shareholder services. The Distributor's compensation of Recipients may be in a form of trail commissions and service fees.

(e) Consistent with avoiding the layering of sales charges to investors and subject to all of the other terms of this Plan, the Trust shall bear the distribution and service expenses of a registered management investment company in the form of a fund of funds, to the extent that the expenses are attributable to the fund of funds' sale of its shares and use of sale proceeds to purchase shares of the Trust.

(f) The expenses incurred in connection with the arrangement for the distribution of Class A Shares and for shareholder services and/or maintenance of shareholder accounts may include fees incurred for obtaining shareholder approval of this Plan or any amendment thereto and any shareholder or administrative services plan or agreement relating to Class A Shares but not adopted under Rule 12b-1.

(g) The provisions of Section 1 hereof shall apply in respect of the Class A Shares of the Funds shown on Schedule A hereto, and as described in the prospectus(es) for the Funds, as may be amended from time to time.

2. LIMITATIONS ON CHARGES AND FEES. Notwithstanding anything in this Plan to the contrary, all amounts payable by a Class A Shares Fund pursuant to
     Section 1 hereof shall be subject to, in the aggregate, the limitations on the payment of asset-based sales charges and service fees set forth in
     Section 2830 of NASD Conduct Rules.

3.   MISCELLANEOUS.

(a) EFFECTIVENESS. This Plan shall not take effect with respect to a Fund (or a class of Shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon and (ii) this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. As additional Funds or classes of Shares are established, this Plan shall not take effect with respect to such Funds or classes of Shares until this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements and, to the extent necessary, a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon. Subject to approval as required by this paragraph and any other approvals required by the Act and the rules thereunder, this Plan shall take effect at the time specified by the Board of Trustees, or, if no such time is specified by the Trustees, at the time that all necessary approvals have been obtained.

(b) CONTINUATION. This Plan shall continue in full force and effect as to a Fund (or a class of Shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

(c) REPORTS. The Distributor shall provide to the Board of Trustees no less often than on a quarterly basis a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act. The Distributor shall provide the distribution expenses reports separately from the service fees-related reports.

(d) RELATED AGREEMENTS. Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Trust or any Fund (or class of Shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon, on not more than thirty
     (30) days' written notice to any other party to the agreement, and (ii) that the agreement shall terminate automatically in the event of its "assignment" (as defined in the Act).

(e) TERMINATION. This Plan may be terminated as to the Trust or any Fund (or class of Shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon.

4. AMENDMENTS. This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval, and is approved by a majority of the outstanding voting securities of the applicable Fund or class of Shares thereof. This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is in compliance with the limitations set forth in Section 2830 of NASD Conduct Rules and is approved by a majority of the outstanding voting securities of the applicable Fund or class of Shares thereof and by a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

(a) DISINTERESTED TRUSTEES. While this Plan is in effect, at least a majority of the Trustees of the Trust must be Disinterested Trustees; only those Trustees may select and nominate any other Disinterested Trustees; and any person who acts as legal counsel for the Disinterested Trustees must be an "independent legal counsel" (as defined in the Act).

(b) RECORDS. The Trust shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the Act for a period of not less than six (6) years from the date of this Plan or any such agreement or report, the first two (2) years in an easily accessible place.

(c) SEVERABILITY. The provisions of this Plan are severable as to each Fund or class of Shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of Shares affected by the matter.
ADOPTED DECEMBER 29, 2008.

                                   SCHEDULE A
                          CLASS A 12B-1 FEE TABLE 1(1)

---------------------------------------------------------- --------------------
                   CLASS A SHARES FUND                        MAXIMUM 12B-1
                                                            DISTRIBUTION AND
                                                               SERVICE FEE
---------------------------------------------------------- --------------------
Jackson Perspective Asia ex-Japan Fund                            0.25%
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Jackson Perspective Asia Pacific ex-Japan Bond Fund               0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Asia ex-Japan Infrastructure Fund             0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Asian Pacific Real Estate Fund                0.25%
---------------------------------------------------------- --------------------
Jackson Perspective China-India Fund                              0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Core Equity Fund                              0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Emerging Asia ex-Japan Fund                   0.25%
---------------------------------------------------------- --------------------
Jackson Perspective European 30 Fund                              0.25%
---------------------------------------------------------- --------------------
Jackson Perspective 5 Fund                                        0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Global Basics Fund                            0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Global Leaders Fund                           0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Index 5 Fund                                  0.25%
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Jackson Perspective Japan Fund                                    0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Large Cap Value Fund                          0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Mid Cap Value Fund                            0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Money Market Fund                             0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Optimized 5 Fund                              0.25%
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Jackson Perspective Pacific Rim 30 Fund                           0.25%
---------------------------------------------------------- --------------------
Jackson Perspective Pan European Fund                             0.25%
---------------------------------------------------------- --------------------
Jackson Perspective S&P 4 Fund                                    0.25%
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Jackson Perspective Small Cap Value Fund                          0.25%
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Jackson Perspective 10 x 10 Fund                                   0%
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Jackson Perspective Total Return Fund                             0.25%
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Jackson Perspective VIP Fund                                      0.25%
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(1) THE EXPENSES FOR CLASS A SHARES FUNDS ARE  CALCULATED AS A PERCENTAGE OF THE
AVERAGE DAILY NET ASSETS.